UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2022

e.l.f. Beauty, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37873	46-4464131
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

570 10th Street

Oakland, CA 94607

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (510) 778-7787

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ELF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2022, Richelle Parham resigned from the Board of Directors (the “Board”) of e.l.f. Beauty, Inc. (the “Company”), effective as of May 31, 2022. Ms. Parham has been a director of the Company since 2018 and her decision to resign comes after four years of service on the Board. Her decision to resign is not due to any disagreement with the Company on any matter relating to its operations, policies, practices or otherwise.

Ms. Parham’s prospective resignation date will help ensure an orderly transition as she will fulfill her services as a director of the Company and member of the Audit Committee of the Board through the expected filing of the Company’s Annual Report on Form 10-K for the fiscal year ending March 31, 2022.

On May 17, 2022, the Board appointed Tiffany Daniele to the Board as a Class III director, effective on May 31, 2022, with an initial term expiring at the Company’s 2022 annual meeting of stockholders. Ms. Daniele is expected to stand for election to the Board at the 2022 annual meeting of stockholders. The Board also appointed Ms. Daniele to the Audit Committee of the Board, effective concurrent with her appointment.

Since October 2020, Ms. Daniele, 39, has served as the Chief Financial Officer of Union Square Hospitality Group (“USHG”), known for some of New York’s most beloved restaurants, cafes and bars, including Union Square Cafe, Gramercy Tavern, Blue Smoke, Daily Provisions and Shake Shack (now a standalone public company, NYSE: SHAK). Ms. Daniele has also served as the Chief Financial Officer of USHG Acquisition Corp. (NYSE: HUGS), a Special Purpose Acquisition Corporation sponsored by USHG, since December 2020. Prior to joining USHG, Ms. Daniele served as Vice President, Financial Planning & Analysis at Cole Haan, Inc., a luxury footwear and accessory brand, from February 2020 through June 2020. From December 2017 through February 2020, Ms. Daniele was Vice President, Global Corporate Financial Planning & Analysis at Tapestry, Inc. (NYSE: TPR), a leading New York-based house of modern luxury accessories and lifestyle brands, comprising the Coach, Kate Spade and Stuart

Weitzman brands. Before joining Tapestry, Inc., Ms. Daniele served in multiple finance-based roles at Kate Spade & Company, a global luxury accessory and apparel brand, from January 2012 through December 2017. Ms. Daniele received a bachelor’s degree in Commerce from the McIntire School of Commerce of the University of Virginia.

Ms. Daniele will be entitled to compensation for her service as a member of the Board that is consistent with the compensatory arrangements the Company has in place with its other non-employee directors. The Company expects to enter into the Company’s standard form of indemnification agreement with Ms. Daniele.

There was no arrangement or understanding pursuant to which Ms. Daniele was appointed to the Board. There are no family relationships between Ms. Daniele and any director or executive officer of the Company, or any person chosen by the Company to become a director or executive officer. There are no related party transactions of the kind described in Item 404(a) of Regulation S-K in which Ms. Daniele was or is a participant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

e.l.f. Beauty, Inc.

Date: May 17, 2022	By:	/s/ Scott K. Milsten
Scott K. Milsten
Senior Vice President and General Counsel